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                                                                      EXHIBIT 21

             DIVERSIFIED CORPORATE RESOURCES, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES

Information Systems Consulting Corporation                             Texas
Management Alliance Corporation                                        Texas
Management Alliance Group of Independent Consultants, Inc.             Texas
Preferred Funding Corporation                                          Texas
Train International, Inc.                                              Texas
Searchnet International, Inc.                                          Texas
Texcel Services, Inc.                                                  Texas
Geier Assessment and Performance Systems, Inc.                         Texas
MAGIC Northeast, Inc.                                                  Delaware
Mountain, LTD.                                                         Maine
Mountain Services, Inc.                                                Delaware
Datatek Group Corporation                                              Texas
Alpine Overland & Wireless Company                                     Canada
Alpine Overland & Wireless Ltd.                                        Maine